Exhibit 99.1

FOR IMMEDIATE RELEASE

Cinryze™ Receives FDA Approval for Prophylaxis Against Hereditary Angioedema Attacks

— First and Only C1 Inhibitor Therapy to Be Approved to Prevent Potentially Fatal Condition —

NEW YORK – October 10, 2008 – Lev Pharmaceuticals, Inc. (OTCBB: LEVP.OB) today announced that the U.S. Food and Drug Administration (FDA) approved Cinryze™ (C1 inhibitor [human]) for routine prophylaxis against angioedema attacks in adolescent and adult patients with hereditary angioedema (HAE), also known as C1 inhibitor deficiency. Cinryze is expected to be commercially available for prophylaxis against HAE later this year.

Cinryze is the first and only FDA-approved C1 inhibitor therapy for routine prophylaxis against HAE attacks in the U.S. HAE is characterized by painful, debilitating and sometimes fatal swelling of the extremities, face, genitals, abdomen and laryngeal tract. These attacks, which affect an estimated 10,000 people in the U.S., are often unpredictable and may be spontaneous or precipitated by emotional or physical stress.

“Until now, living with HAE has been a life-altering, constraining, and truly debilitating experience,” said Michael Frank, MD, professor, Pediatric Allergy and Immunology Division, Duke University School of Medicine. “The approval of this therapy – which has been shown to safely decrease HAE attacks in these patients – represents the potential for patients to live a more normal life.”

“With this approval, patients with HAE will have access to a therapy that helps reduce the frequency and severity of debilitating and potentially life-threatening HAE attacks, said Joshua Schein, chief executive officer of Lev. “Cinryze can help these patients live healthier, more productive and predictable lives.”

A program will be offered to provide support services such as benefit coverage investigations, prior authorizations and broad-based reimbursement assistance for patients and health care providers. This program will also assist patients and health care providers by helping to secure adequate insurance coverage for Cinryze C1 inhibitor. The company is committed to assuring access to Cinryze for all patients who may benefit from therapy.

Until now, HAE patients in the U.S. had to rely on anabolic steroids as the only approved products for prevention of HAE. These products carry the risk of significant adverse effects, such as liver toxicity and carcinogenicity. Additionally, such anabolic steroids are not a realistic option for a large segment of the population.

“We are ecstatic that the U.S. HAE community will finally have access to a safe and effective HAE therapy,” said Anthony J. Castaldo, president of the U.S. Hereditary Angioedema Association. “Today’s approval addresses a longstanding, catastrophic unmet medical need with a therapy that save lives and helps patients overcome the devastating burden posed by this debilitating and life-threatening disease.”

FOR IMMEDIATE RELEASE

As part of the approval, a Post-Approval Requirement is to conduct a clinical study designed to evaluate safety, including thrombotic adverse events, efficacy and immunogenicity of higher than labeled doses of Cinryze for routine prophylaxis. Collection and periodic reporting of CMC data also have been requested as a Post-approval commitment.

On July 15, 2008, Lev Pharmaceuticals and ViroPharma Incorporated (NASDAQ: VPHM) signed a definitive merger agreement under which ViroPharma will acquire Lev. ViroPharma expects to complete its acquisition of Lev in October 2008. The waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act expired on September 2, 2008; the closing of the transaction is subject to the satisfaction of other customary closing conditions, including the approval of Lev’s stockholders.

ViroPharma intends to conduct a conference call to discuss the approval and indication of Cinryze after the close of its acquisition of Lev.

Based on discussions with FDA, Lev has requested the withdrawal of the portion of the application referring to data for the acute treatment of HAE attacks. This data will be resubmitted as a supplemental BLA, along with additional data from ongoing open label acute studies of Cinryze, as soon as possible. The company does not believe that an additional study will be required, but FDA must agree.

About Cinryze

Cinryze is a highly purified, pasteurized and nanofiltered plasma-derived C1 inhibitor (human) product that has been approved by FDA for routine prophylaxis against HAE attacks in adults and adolescent patients with HAE. C1 inhibitor therapy has been used for more than 30 years in Europe to treat patients with C1 inhibitor deficiency.

In the Phase 3 prophylactic treatment trial, Cinryze significantly decreased the number of HAE attacks compared to placebo. The trial had a crossover design with 22 subjects in the efficacy data set. The difference between the number of angioedema attacks during treatment with Cinryze and the number during treatment with placebo was statistically significant (p<0.0001). During 12 weeks of prophylactic treatment with Cinryze, the number of attacks per patient ranged from 0 to 17 with a mean of 6.1 and a median of 6 attacks. During 12 weeks of treatment with placebo, the number of attacks per patient ranged from 6 to 22 with a mean of 12.7 and a median of 13.5 attacks. The clinically and statistically significant results for the primary endpoint demonstrating the efficacy of Cinryze were supported by statistically significant and clinically meaningful differences in all of the secondary endpoints, with Cinryze demonstrating reductions in the severity and duration of attacks and the number of days of swelling.

FOR IMMEDIATE RELEASE

Cinryze has been well tolerated with an adverse event profile no different from placebo. The most common adverse reactions observed have been upper respiratory infection, sinusitis, rash and headache. No drug-related serious adverse events (SAEs), no immunogenicity and no decrease in efficacy have been observed in clinical trials. Severe hypersensitivity reactions may occur. Thrombotic events have occurred in patients receiving high dose off-label C1 inhibitor therapy well above the approved treatment dosage regimen. With any blood or plasma derived product, there may be a risk of transmission of infectious agents, e.g. viruses and, theoretically, the CJD agent. The risk has been reduced by screening patients for prior exposure to certain virus infections and by manufacturing steps to reduce the risk of viral transmission including pasteurization and nanofiltration.

Cinryze is for intravenous use only. A dose of 1000 Units Cinryze can be administered every 3 or 4 days for routine prophylaxis against angioedema attacks in HAE patients. Cinryze is administered at an injection rate of 1 mL per minute.

As part of Lev’s CHANGE trials (C1 inhibitor in Hereditary Angioedema Nanofiltration Generation evaluating Efficacy), the Company is conducting two open label studies for the treatment and prevention of HAE. To date, more than 9,000 doses of Cinryze have been administered in all parts of the CHANGE trials with more than a dozen patients having individually received well over 200 doses.

About Hereditary Angioedema

HAE is a rare, severely debilitating, life-threatening genetic disorder caused by a deficiency of C1 inhibitor, a human plasma protein. This condition is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unrestricted, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. Patients with HAE experience approximately 20 to 100 days of incapacitation per year. There are estimated to be 10,000 people with HAE in the United States.

About Lev Pharmaceuticals, Inc.

Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. The company was founded in 2003 around a single premise: to bring C1 inhibitor, a treatment that has been used to manage HAE safely and effectively for more than 30 years in Europe, to the waiting patient population in the United States. Additionally, Lev is in the process of prioritizing its C1 inhibitor development platform for the treatment of selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

For more information about Lev, C1 inhibitor, or HAE, please contact Lev directly at 212-682-3096, or visit Lev’s website at www.levpharma.com.

FOR IMMEDIATE RELEASE

Additional Information About the ViroPharma transaction

In connection with the proposed merger, ViroPharma filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of Lev that also constitutes a prospectus of ViroPharma. Lev mailed the proxy statement/prospectus to its stockholders. ViroPharma and Lev urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger because it contains important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from ViroPharma’s website (www.viropharma.com) under the tab “Investors” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Lev’s website (www.levpharma.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Proxy Solicitation

ViroPharma, Lev and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Lev stockholders in favor of the merger. Information regarding the persons, who may, under the rules of the SEC, be considered participants in the solicitation of the Lev stockholders in connection with the proposed merger is set forth in the proxy statement/prospectus. You can find information about ViroPharma’s executive officers and directors in its definitive proxy statement filed with the SEC on April 11, 2008. You can find information about Lev’s executive officers and directors in definitive proxy statement filed with the SEC on April 16, 2008. You can obtain free copies of these documents from ViroPharma and Lev using the contact information above.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to when and whether the proposed acquisition by ViroPharma Incorporated will be consummated, including approval of the proposed transaction by the shareholders of Lev or otherwise, new information arising out of clinical trial results, the risk that the safety and/or efficacy results of existing clinical trials for Cinryze(TM) will not support approval for a biologics license for an acute treatment indication, the risk that FDA may require us to conduct additional clinical trials to support an acute treatment indication for Cinryze(TM), the risk that FDA may interpret data related to an acute treatment indication differently than we do or require more data or a more rigorous analysis of

FOR IMMEDIATE RELEASE

data than expected, the risk that FDA will not approve an acute treatment indication once a biologics license has been submitted, the risk that we will not be able to resubmit our BLA for related to an acute indication in the timeframe we expect, or at all, our heavy dependence on the success of Cinryze(TM), our dependence on our suppliers, our dependence on third parties to manufacture Cinryze(TM), obtaining regulatory approval to market Cinryze(TM) for an acute indication, market acceptance of Cinryze(TM), maintaining the orphan drug status associated with Cinryze(TM), the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors that May Affect Results” section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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INVESTOR CONTACT:

Jason Tuthill, Lev Pharmaceuticals

212-850-9130

jtuthill@levpharma.com

MEDIA CONTACT:

Rebekah Brooks, WeissComm Partners

312-646-6293 or 312-286-7134

rbrooks@wcpglobal.com